Exhibit 99.1

Robert L. LaPenta, Jr. Vice President—Chief Accounting Officer and Treasurer (609) 387-7800 ext. 1216

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

ANNOUNCES THE EXTENSION OF THE EXCHANGE OFFER PERIOD FOR ITS 11 1/8% SENIOR NOTES DUE 2014

Burlington, NJ — February 14, 2007 — Burlington Coat Factory Warehouse Corporation, a nationally recognized retailer of high-quality, branded apparel at every day low prices, today announced the extension of the exchange offer period for its 11 1/8% Senior Notes due 2014 (the “Old Notes”) until February 16, 2007, at 5:00 p.m., New York City time. The exchange offer was scheduled to expire on February 12, 2007, at 5:00 p.m., New York City time.

On January 12, 2007, Burlington Coat Factory Warehouse Corporation launched an exchange offer pursuant to which it offered to the holders of the outstanding $305,000,000 aggregate principal amount of its Old Notes to exchange the Old Notes for a like principal amount of its 11 1/8% Senior Notes due 2014 (the “Exchange Notes”) which have been registered under the Securities Act of 1933, as amended.

As of the close of business on February 12, 2007, Wells Fargo Bank, N.A., the exchange agent, had received tenders of Old Notes in the aggregate principal amount of $303,000,000.

For additional information, please contact Robert L. LaPenta, Jr., Vice President—Chief Accounting Officer and Treasurer of Burlington Coat Factory Warehouse Corporation, at 609-387-7800 ext. 1216.

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THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO EXCHANGE ANY NOTES. THE OFFER TO EXCHANGE NOTES IS BEING MADE PURSUANT TO THE PROSPECTUS AND RELATED MATERIALS THAT BURLINGTON COAT FACTORY WAREHOUSE CORPORATION SENT TO NOTEHOLDERS AND FILED WITH THE SEC ON JANUARY 12, 2007. BURLINGTON COAT FACTORY WAREHOUSE CORPORATION ADVISES ALL NOTEHOLDERS TO READ THE PROSPECTUS, BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING RISK FACTORS AND THE TERMS AND CONDITIONS OF THE OFFER. NOTEHOLDERS MAY OBTAIN THE PROSPECTUS AND RELATED MATERIALS FOR FREE FROM THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV OR FROM THE EXCHANGE AGENT AT WELLS FARGO BANK, N.A. AT (612) 667-9764.